EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Precise Software Solutions Ltd. and to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 20, 2001, reissued as of August 31, 2001, with respect to the financial statements of W. Quinn Associates, Inc. and its subsidiary for the year ended December 31, 2000, included in Precise Software Solutions Ltd.'s Current Report on Form 8-K/A dated November 9, 2001.




/s/ Hoffman, Fitzgerald & Snyder, P.C.
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Hoffman, Fitzgerald & Snyder, P.C.

McLean, Virginia
January 30, 2003